UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2014

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2122 York Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement and Private Placement of Senior Notes

On November 19, 2014, Great Lakes Dredge & Dock Corporation (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) by and among the Company, certain subsidiary guarantors named therein and Deutsche Bank Securities Inc., as the initial purchaser, relating to the issuance and sale (the “Private Placement”) of $25,000,000 in aggregate principal amount of its 7.375% Senior Notes due 2019 (the “Notes”). The Notes were priced at 99.500% of face value, plus pre-issuance accrued and unpaid interest from August 1, 2014, resulting in gross proceeds to the Company of approximately $25.5 million.

The Notes were offered to the initial purchaser as a private placement and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The initial purchaser intends to sell the Notes only to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S, in each case under the Securities Act.

The Purchase Agreement contains customary representations, warranties, agreements, indemnification obligations, including for liabilities under the Securities Act, other obligations and termination provisions applicable to the Company, the subsidiary guarantors party to the Purchase Agreement and the initial purchaser.

On November 24, 2014, the Company completed the Private Placement of the Notes. The Notes will constitute a further issuance of and be consolidated and form a single series with the Company’s previously issued 7.375% Senior Notes due 2019 in the aggregate principal amount of $250,000,000 (the “Outstanding Notes”), except that (i) the Notes will not be registered under the Securities Act and will have transfer restrictions, registration rights and rights to special interest that are not applicable to the Outstanding Notes and (ii) the Notes will have a separate CUSIP number from that of the Outstanding Notes. The Notes were issued as additional notes pursuant to an indenture (as supplemented or amended from time to time, the “Indenture”), dated as of January 28, 2011 by and among the Company, the subsidiary guarantors from time to time party thereto and Wells Fargo Bank, National Association, as trustee, which Indenture also governs the Outstanding Notes.

The Notes will mature on February 1, 2019, and bear interest at a rate of 7.375% per annum, payable semi-annually in cash in arrears on February 1 and August 1 of each year, beginning on February 1, 2015. The Notes are senior unsecured obligations of the Company and will be guaranteed on a senior unsecured basis by each of the subsidiary guarantors from time to time party to the Indenture.

The terms of the Indenture, among other things, limit the ability of the Company and its restricted subsidiaries to (i) pay dividends, or make certain other restricted payments or investments; (ii) incur additional indebtedness and issue disqualified stock; (iii) create liens on assets; (iv) transfer and sell assets; (v) merge, consolidate or sell all or substantially all of the Company’s assets; (vi) enter into certain transactions with affiliates; (vii) create restrictions on dividends or other payments by restricted subsidiaries and (viii) create guarantees of indebtedness by restricted subsidiaries. These covenants are subject to a number of important limitations and exceptions that are described in the Indenture.

The Notes will be redeemable, in whole or in part, at any time on or after February 1, 2015, on the redemption dates and at the redemption prices specified in the Indenture, together with accrued and unpaid interest, if any. Prior to February 1, 2015, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes so redeemed, plus a “make whole” premium, together with accrued and unpaid interest, if any, to the redemption date.

Upon the occurrence of a change of control triggering event specified in the Indenture, the Company must offer to purchase the Notes at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. If an event of default occurs and is continuing, the trustee or holders of at least 25% in principal amount of the outstanding 7.375% Senior Notes due 2019 issued under the Indenture may declare the principal and accrued and unpaid interest, if any, on all the Notes to be due and payable. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

The foregoing description of the Purchase Agreement, the Notes and the Indenture is a summary and is qualified in its entirety by the terms of the Purchase Agreement, the Notes and the Indenture. A copy of the Purchase Agreement is included as Exhibit 10.1 hereto and incorporated herein by reference. A copy of the Indenture is included as Exhibit 4.1 hereto and incorporated herein by reference. The form of the Notes is included as Exhibit A to the Indenture and Exhibit 4.2 hereto and is incorporated herein by reference.

Registration Rights Agreement

On November 24, 2014, in connection with the Private Placement of the Notes, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) by and among the Company, the subsidiary guarantors named therein and the initial purchaser of the Notes. The terms of the Registration Rights Agreement require the Company and such subsidiary guarantors to (i) use their commercially reasonable efforts to cause a registration statement with respect to an exchange offer for the Notes to become effective within 365 days after the issue date of the Notes; (ii) consummate the exchange offer within 30 business days after the target date for effectiveness of the registration statement with respect to the exchange offer and (iii) use their commercially reasonable efforts to file a shelf registration statement for the resale of the Notes in certain circumstances. If the Company and the subsidiary guarantors party to the Registration Rights Agreement fail to satisfy their registration obligations under the Registration Rights Agreement, then the Company will be required to pay liquidated damages to the holders of the Notes, which will accrue at an annual rate of 0.25% of the aggregate principal amount of the outstanding Notes during the first 90-day period following the occurrence of such registration default, which rate shall increase by an additional 0.25% during each subsequent 90-day period, up to a maximum rate of 1.00% per annum.

The foregoing description of the Registration Rights Agreement is a summary and is qualified in its entirety by the terms thereof. A copy of the Registration Rights Agreement is included as Exhibit 4.3 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01 Other Events.

Press Release Announcing Pricing of Offering

On November 19, 2014, the Company announced that it had priced the previously announced offering of the Notes. A copy of the press release making such announcement is being filed as Exhibit 99.1 hereto.

Third Supplemental Indenture to Indenture

On November 19, 2014, the Company entered into the Third Supplemental Indenture to the Indenture (the “Supplemental Indenture”), by and among the Company, the existing subsidiary guarantors party to the Indenture, certain subsidiary guarantors becoming a party to the Indenture (the “New Guarantors”) and Wells Fargo Bank, National Association, as trustee. The Supplemental Indenture added the New Guarantors as subsidiary guarantors under the Indenture. As a result, the New Guarantors will guarantee the Company’s obligations under the Indenture, including its payment obligations with respect to the Outstanding Notes and the Notes issued in the Private Placement. A copy of the Supplemental Indenture is being filed as Exhibit 4.4 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

Exhibit 4.1	Indenture, dated January 28, 2011, by and among the Company, certain subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 2011 (Commission file no. 001-33225)).

Exhibit 4.2	Form of 7.375% Senior Note due 2019 (included as Exhibit A to the Indenture, dated January 28, 2011, by and among the Company, certain subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee) (incorporated by reference to Exhibit 4.1 to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 2011 (Commission file no. 001-33225)).

Exhibit 4.3	Registration Rights Agreement, dated November 24, 2014, by and among the Company, certain subsidiary guarantors named therein and Deutsche Bank Securities Inc., as the initial purchaser.

Exhibit 4.4	Third Supplemental Indenture, dated November 19, 2014, among Terra Fluid Management, LLC, a Delaware limited liability company, Great Lakes Environmental & Infrastructure Solutions, LLC, a Delaware limited liability company, Magnus Pacific Corporation, a California corporation, the Company, the existing guarantors and Wells Fargo Bank, National Association, as trustee.

Exhibit 10.1	Purchase Agreement, dated November 19, 2014, by and among the Company, certain subsidiary guarantors named therein and Deutsche Bank Securities Inc., as the initial purchaser.

Exhibit 99.1	Press release of Great Lakes Dredge & Dock Corporation announcing the pricing of the private offering of $25 million in aggregate principal amount of 7.375% Senior Notes due 2019, dated November 19, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

/s/ Mark W. Marinko
Date: November 24, 2014	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

Exhibit 4.1	Indenture, dated January 28, 2011, by and among the Company, certain subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 2011 (Commission file no. 001-33225)).

Exhibit 4.2	Form of 7.375% Senior Note due 2019 (included as Exhibit A to the Indenture, dated January 28, 2011, by and among the Company, certain subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee) (incorporated by reference to Exhibit 4.1 to Great Lakes Dredge & Dock Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 2011 (Commission file no. 001-33225)).

Exhibit 4.3	Registration Rights Agreement, dated November 24, 2014, by and among the Company, certain subsidiary guarantors named therein and Deutsche Bank Securities Inc., as the initial purchaser.

Exhibit 4.4	Third Supplemental Indenture, dated November 19, 2014, among Terra Fluid Management, LLC, a Delaware limited liability company, Great Lakes Environmental & Infrastructure Solutions, LLC, a Delaware limited liability company, Magnus Pacific Corporation, a California corporation, the Company, the existing guarantors and Wells Fargo Bank, National Association, as trustee.

Exhibit 10.1	Purchase Agreement, dated November 19, 2014, by and among the Company, certain subsidiary guarantors named therein and Deutsche Bank Securities Inc., as the initial purchaser.

Exhibit 99.1	Press release of Great Lakes Dredge & Dock Corporation announcing the pricing of the private offering of $25 million in aggregate principal amount of 7.375% Senior Notes due 2019, dated November 19, 2014.